Exhibit 99.1

For Immediate Release:	January 27, 2022

SIMMONS FIRST NATIONAL CORPORATION REPORTS

RECORD EARNINGS FOR 2021

Board of Directors authorizes new $175 million share repurchase program after substantially exhausting prior program in January 2022 and approves a 6 percent increase in the quarterly cash dividend

•	Net income of $271.2 million for the full year of 2021, up 6 percent from the full year of 2020

•	Diluted EPS of $2.46 for the full year of 2021, up 6 percent compared to $2.31 for the full year of 2020

•	Diluted EPS of $0.42 for the fourth quarter of 2021; core diluted EPS of $0.52 in the quarter

•	Newly funded loans and advances top $2.6 billion in the quarter; commercial loan pipeline increases for 5th consecutive quarter, up 56 percent on a linked quarter basis, and unfunded commitments rise 31 percent linked quarter

•	Total deposits rise to $19.4 billion at year-end 2021, up $2.4 billion since year-end 2020, reflecting continued growth and acquisition-related activity; change in mix coupled with ability to effectively manage rates results in 17 bps year-over-year decline in deposit costs

•	Asset quality metrics remain sound; nonperforming assets as a percentage of total assets at the end of 2021 were 0.31 percent, compared to 0.64 percent at the end of 2020, while net charge-offs totaled 13 basis points in 2021, compared to 45 basis points in 2020. Continued improvement in metrics and macroeconomic scenario models results in $1.3 million provision expense recapture in the fourth quarter

•	Strong capital position and ability to organically generate capital results in $211.3 million of capital returned to shareholders in 2021 through a combination of cash dividends and share repurchases. Approximately 2.6 million shares of common stock repurchased during the fourth quarter of 2021. Remaining capacity under the share repurchase program substantially exhausted in January 2022

•	Book value per share ends the year at $28.82, representing a 5 percent increase year-over-year. Tangible book value per share at $17.71, a 7 percent increase year-over-year

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) (the “Company” or “Simmons”) today reported record net income of $271.2 million for the year ended December 31, 2021, up $16.3 million, or 6 percent, compared to $254.9 million earned during the full year 2020. Diluted earnings per share for 2021 were $2.46, up $0.15, or 6 percent, compared to $2.31 earned in 2020. Included in 2021 results were $7.2 million in net after-tax merger related costs, gains on sale of branches and net branch right-sizing costs. Excluding the impact of these items, core earnings were $278.3 million for the year ended December 31, 2021, compared to $264.3 million for the full year of 2020. Core diluted earnings per share were $2.53 for 2021, compared to $2.40 for 2020.

Net income for the fourth quarter of 2021 was $48.2 million, compared to $53.0 million in the fourth quarter of 2020. Diluted earnings per share for the fourth quarter of 2021 were $0.42, compared to $0.49 for the fourth quarter of 2020. Included in fourth quarter 2021 results were $13.6 million (pre-tax) of merger related costs, primarily associated with the acquisitions of Landmark Community Bank (“Landmark”) and Triumph Bancshares, Inc. (“Triumph”), which were completed and integrated in early October 2021. Excluding the impact of merger related and net branch rightsizing costs, core earnings were $59.5 million in the fourth quarter of 2021, compared to $62.0 million in the fourth quarter of 2020.

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

“Simmons delivered record earnings in 2021 while continuing to navigate the headwinds brought about by the pandemic and the resulting impact on economic and business conditions,” said George A. Makris, Jr, Simmons’ chairman and CEO. “In addition to our strong financial performance, the year also brought our return to M&A activity with our acquisitions of Landmark Community Bank and Triumph Bancshares, Inc., which have significantly enhanced our size and scale in Tennessee where we now rank as the 8th largest bank based on deposit market share. Shortly after the acquisition and integration of these two banks in October, we announced a definitive agreement to acquire Spirit of Texas Bancshares, Inc., which will further strengthen our Texas franchise and establish a platform for growth in Houston, Austin, San Antonio and College Station. We look forward to welcoming our new customers, associates and shareholders to the Simmons family later this year.”

“While overall loan growth was muted for much of the year given the high levels of liquidity throughout the system, we are beginning to see positive signs that indicate an increase in business activity and a return to more normalized loan demand. Newly funded loans and advances topped $2.6 billion in the fourth quarter while unfunded commitments, considered a leading indicator of future loan growth, rose 31 percent during the quarter. Equally important, our commercial loan pipeline rose for the fifth consecutive quarter and is more than double that of a year ago. We are encouraged by this positive momentum and believe that our strong capital position and outstanding deposit base well position us for another strong year in 2022.”

Selected Highlights:	FY 2021	FY 2020	Q4 21	Q4 20
Net income	$271.2 million	$254.9 million	$48.2 million	$53.0 million
Diluted earnings per share	$2.46	$2.31	$0.42	$0.49
Return on avg assets	1.15%	1.18%	0.77%	0.96%
Return on avg common equity	8.83%	8.72%	5.87%	7.13%
Return on tangible common equity (1)	14.99%	15.25%	9.98%	12.48%

Core earnings (2)	$278.3 million	$264.3 million	$59.5 million	$62.0 million
Core diluted earnings per share (2)	$2.53	$2.40	$0.52	$0.57
Core return on avg assets (2)	1.18%	1.22%	0.96%	1.13%
Core return on avg common equity (2)	9.06%	9.05%	7.24%	8.34%
Core return on tangible common equity (1)(2)	15.38%	15.79%	12.19%	14.51%
Efficiency ratio (3)	57.92%	54.18%	59.48%	54.75%
Adjusted pre-tax, pre-provision earnings (2)	$293.9 million	$352.7 million	$73.7 million	$83.1 million

(1)	Return on tangible common equity excludes goodwill and other intangible assets and is a non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Core and adjusted figures exclude non-core items and are non-GAAP measurements. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Efficiency is a non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Loans

($ in billions)	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Total loans	$12.0	$10.8	$11.4	$12.2	$12.9
Total loans excluding PPP	$11.9	$10.6	$10.9	$11.4	$12.0

Total loans at the end of the fourth quarter of 2021 were $12.0 billion, compared to $10.8 billion at the end of the third quarter of 2021 and $12.9 billion at the end of the fourth quarter of 2020. The decrease in total loans from a year ago reflects planned run-off in certain targeted portfolios, Paycheck Protection Program (“PPP”) loan forgiveness, and increased paydowns and payoffs that were exacerbated by higher than normal levels of liquidity made available during the pandemic. The increase in total loans on a linked quarter basis primarily reflects loans acquired in connection with the Landmark and Triumph acquisitions, and an increase in loan production, which offset paydowns and payoffs during the quarter.

At the same time, evidence suggests that loan demand is beginning to return to more normalized levels. During the fourth quarter of 2021, newly funded loans and advances totaled $2.6 billion, up from $1.5 billion during the third quarter of 2021. Unfunded commitments rose for the third consecutive quarter, including a 31 percent increase on a linked quarter basis. Momentum in our commercial pipeline continued during the quarter with all loan opportunities totaling $2.3 billion, an increase of 56 percent on a linked quarter basis and more than double the levels of a year ago. This marked the fifth consecutive quarter of increased activity in the commercial pipeline as each respective category showed double-digit increases from third quarter 2021 levels. Equally important, the increases were broad-based across most of our markets and across our business units.

Deposits

($ in billions)	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Total deposits	$19.4	$18.1	$18.3	$18.2	$17.0
Noninterest bearing deposits	$5.3	$4.9	$4.9	$4.9	$4.5
Interest bearing deposits	$11.6	$10.7	$10.6	$10.3	$9.7
Time deposits	$2.5	$2.5	$2.8	$3.0	$2.8

Total deposits at the end of the fourth quarter of 2021 were $19.4 billion, an increase of $2.4 billion, or 14 percent, from $17.0 billion at the end of the fourth quarter of 2020. Total noninterest bearing deposits accounts totaled $5.3 billion, up $843 million, or 19 percent, from $4.5 billion at the end of the fourth quarter a year ago. Interest bearing deposits (checking, savings and money market accounts) totaled $11.6 billion, up $1.9 billion, or 20 percent, compared to $9.7 billion at the end of 2020. The year-over-year increases in each of these categories reflects an increase in customers as well as acquired deposits from the Landmark and Triumph acquisitions. Time deposits totaled $2.5 billion at the end of the fourth quarter of 2021, down 13 percent compared to $2.8 billion at the end of 2020.

Net Interest Income

	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Loan yield (1)	4.58%	4.76%	4.73%	4.75%	4.74%
Security yield (1)	1.74%	1.77%	1.97%	2.36%	2.48%
Cost of interest bearing deposits	0.23%	0.27%	0.32%	0.41%	0.47%
Cost of deposits (2)	0.17%	0.20%	0.24%	0.30%	0.34%
Cost of borrowed funds	1.95%	1.96%	1.97%	1.91%	1.88%
Net interest spread (1)	2.74%	2.72%	2.74%	2.83%	3.04%
Net interest margin (1)	2.86%	2.85%	2.89%	2.99%	3.22%

(1)	Fully tax equivalent using an effective tax rate of 26.135%.
(2)	Includes noninterest bearing deposits.

Net interest income for the fourth quarter of 2021 totaled $153.1 million, compared to $155.0 million in the fourth quarter of 2020, a decrease of 1 percent. Included in net interest income is accretion recognized on loans acquired, which totaled $5.8 million in the fourth quarter of 2021 and $9.0 million in the fourth quarter of 2020. Also included in net interest income is interest income on PPP loans, which totaled $5.1 million in the fourth quarter of 2021 and $6.5 million in the fourth quarter of 2020. The decrease in net interest income from a year ago reflects lower average loan balances, a decrease in loan yields and lower contributions from accretion and PPP loans, offset in part by our ability to successfully reduce deposit costs.

The yield on loans for the fourth quarter of 2021 was 4.58 percent, compared to 4.76 percent in the third quarter of 2021 and 4.74 percent in the fourth quarter of 2020. Cost of deposits for the fourth quarter of 2021 was 17 basis points, down 3 basis points on a linked quarter basis and down 17 basis points compared to the fourth quarter of 2020. Net interest margin on a fully taxable equivalent basis was 2.86 percent for the fourth quarter of 2021, compared to 2.85 percent in the third quarter of 2021 and 3.22 percent in the fourth quarter of 2020. Throughout 2021, the Company strategically redeployed excess liquidity through the purchase of investment securities, including short-term variable rate securities. At December 31, 2021, short-term, variable securities totaled approximately $1.5 billion.

Noninterest Income

Noninterest income for 2021 was $191.8 million, compared to $239.8 million recorded in 2020. The decrease in noninterest income was primarily due to a $39.3 million decrease in gains on sales of investment securities and a $12.7 million decrease in mortgage lending income, offset in part by a $3.5 million increase in debit and credit card fees as a result of an increased usage and a higher number of customers.

Noninterest income for the fourth quarter of 2021 was $46.6 million, compared to $41.8 million in the fourth quarter of 2020. The increase in noninterest income compared to a year ago was broad based as most of our fee-based businesses posted gains, including mortgage lending income up $2.1 million, service charges on deposit accounts up $1.1 million, debit and credit card fee up $1.0 million and wealth management fees up $0.8 million.

Select Noninterest Income Items ($ in millions)	FY 2021	FY 2020	Q4 21	Q4 20
Service charges on deposit accounts	$43.2	$43.1	$11.9	$10.8
Wealth management fees	$31.2	$30.4	$8.0	$7.2
Debit and credit card fees (1)	$28.2	$24.7	$7.5	$6.4
Mortgage lending income	$21.8	$34.5	$5.0	$3.0
Bank owned life insurance	$8.9	$5.8	$2.8	$1.5
Gain on sale of securities	$15.5	$54.8	$(0.4)	-
Other income	$35.3	$39.9	$10.0	$11.0

Core other income (2)	$29.6	$31.1	$10.0	$10.8

(1)	During the second quarter of 2021, certain debit and credit card transaction fees were reclassified from noninterest expense to noninterest income. Prior periods have been adjusted to reflect this reclassification.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Noninterest Expense

Noninterest expense for 2021 was $483.6 million, down $1.1 million, or less than 1 percent, compared to $484.7 million recorded in 2020. Included in 2021 noninterest expense are pre-tax, non-core items totaling $15.3 million that primarily consist of merger-related expenses ($15.9 million, pre-tax). Excluding these items, core noninterest expense for 2021 was $468.2 million, compared to core noninterest expense of $463.2 million for 2020. The increase was primarily attributable to an increase in salaries and benefits (+$6.9 million), offset in part by a decline in furniture and equipment expense (-$4.0 million).

Noninterest expense for the fourth quarter of 2021 totaled $141.6 million, compared to $125.8 million in the fourth quarter of 2020. Included in noninterest expense are pre-tax, non-core items totaling $15.2 million that primarily consisted of merger-related expenses ($13.6 million, pre-tax). Excluding these items, core noninterest expense for the fourth quarter of 2021 was $126.4 million, compared to $113.4 million in the fourth quarter of 2020. The increase in noninterest expense was primarily due to the addition of operating expenses associated with the acquired banks at the beginning of the quarter. Expected costs saves from the acquisitions are expected to be achieved, in their entirety, in 2022. During the fourth quarter of 2021, the Company also donated $2.5 million to the Simmons First Foundation.

Select Noninterest Expense Items ($ in millions)	FY 2021	FY 2020	Q4 21	Q4 20
Salaries and employee benefits	$246.3	$242.5	$63.9	$55.8
Occupancy expense, net	$38.8	$37.6	$11.0	$9.2
Furniture and equipment expense	$19.9	$24.0	$4.7	$5.9
Merger related costs	$15.9	$4.5	$13.6	$0.7
Other operating expenses (1)	$153.6	$165.2	$45.7	$52.0

Core salaries and employee benefits (2)	$246.2	$239.4	$63.8	$55.6
Core other operating expenses (2)	$157.1	$153.0	$45.8	$41.8

(1)	During the second quarter of 2021, certain debit and credit card transaction fees were reclassified from noninterest expense to noninterest income. Prior periods have been adjusted to reflect this reclassification.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Asset Quality

($ in millions)	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Allowance for credit losses on loans to total loans	1.71%	1.87%	2.00%	1.93%	1.85%
Allowance for credit losses on loans to nonperforming loans	300%	341%	281%	204%	193%
Nonperforming loans to total loans	0.57%	0.55%	0.71%	0.95%	0.96%
Net charge-off ratio (annualized)	0.31%	0.17%	(0.07%)	0.10%	0.52%
Net charge-off ratio YTD (annualized)	0.13%	0.06%	0.01%	0.10%	0.45%

Total nonperforming loans	$68.6	$59.4	$80.9	$115.5	$123.5
Total other nonperforming assets	$7.7	$13.5	$16.3	$12.4	$20.4

Credit quality metrics showed marked improvement throughout the year. Total nonperforming assets as a percentage of total assets were 0.31 percent at the end of 2021, compared to 0.64 percent at the end of 2020. Total nonperforming loans at the end of the fourth quarter of 2021 totaled $68.6 million, down $54.9 million compared to $123.5 million at the end of the fourth quarter a year ago. Net charge-offs as a percentage of average loans for the full year of 2021 were 13 basis points, down from 45 basis points reported for the full year of 2020. Net charge-offs for the fourth quarter of 2021 were 31 basis points, compared to 52 basis points for the fourth quarter of 2020. Provision for credit losses for the full year of 2021 was a credit of $32.7 million compared to expense of $75.0 million for the full year of 2020, reflecting positive trends in asset quality metrics throughout the year and improved economic modeling scenarios that in the prior year were negatively impacted by the corresponding impact of the pandemic on the macroeconomic environment. Provision for credit losses on loans during the fourth quarter of 2021 was a credit of $1.3 million, compared to expense of $6.9 million during the fourth quarter of 2020.

The allowance for credit losses on loans at the end of 2021 was $205.3 million, compared to $238.1 million at the end of 2020. During the fourth quarter of 2021, the Company recorded allowance of $13.4 million in connection with Purchase Credit Deteriorated loans acquired in the Landmark and Triumph acquisitions. The allowance to loan ratio ended 2021 at 1.71 percent, compared to 1.85 percent at the end of 2020, and the nonperforming loan coverage ratio was 300 percent at the end of 2021, compared to 193 percent at the end of 2020.

Capital

	Q4 21	Q3 21	Q2 21	Q1 21	Q4 20
Stockholders’ equity to total assets	13.1%	13.1%	13.0%	12.6%	13.3%
Tangible common equity to tangible assets (1)	8.5%	8.4%	8.4%	7.9%	8.5%
Regulatory common equity tier 1 ratio	13.8%	14.3%	14.2%	14.1%	13.4%
Regulatory tier 1 leverage ratio	9.1%	9.1%	9.0%	9.0%	9.1%
Regulatory tier 1 risk-based capital ratio	13.8%	14.3%	14.2%	14.1%	13.4%
Regulatory total risk-based capital ratio	16.8%	17.4%	17.5%	17.5%	16.8%

(1)	Tangible common equity to tangible assets is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Total common stockholders’ equity at the end of 2021 was $3.2 billion, compared to $3.0 billion at the end of 2020. During the fourth quarter of 2021, the Company redeemed its outstanding preferred stock totaling approximately $767 thousand. Book value per share at the end of the fourth quarter of 2021 was $28.82, compared to $27.53 at the end of the fourth quarter of 2020. Tangible book value per share was $17.71 at the end of the fourth quarter of 2021, compared to $16.56 at the end of the fourth quarter of 2020. The ratio of stockholders’ equity to total assets at December 31, 2021 was 13.1 percent, while tangible common equity to tangible total assets was 8.5 percent. All of the Company’s regulatory capital ratios continue to significantly exceed “well-capitalized” guidelines, and it is noteworthy that the increase in book value per share and tangible book value per share was accomplished while also completing the acquisitions of Landmark and Triumph, paying cash dividends and actively utilizing the Company’s stock repurchase program.

Share Repurchase Program and Cash Dividend

As a result of the Company’s strong capital position and ability to organically generate capital, the Company’s board of directors has declared a quarterly cash dividend on the Company’s Class A common stock of $0.19 per share, which is payable on April 4, 2022, to shareholders of record as of March 15, 2022. The cash dividend rate represents an increase of $0.01 per share, or 6 percent, from the dividend paid for the same time period last year.

During the fourth quarter of 2021, the Company repurchased approximately 2.6 million shares of its Class A common stock at an average price of $29.69 pursuant to the Company’s stock repurchase program, which was originally approved in October 2019 (the “2019 Program”). Remaining capacity under the 2019 Program at the end of 2021 totaled approximately $20.6 million. During January 2022, the Company substantially exhausted the remaining capacity under the 2019 Program.

Therefore, the Company also announced today that its board of directors has authorized a new stock repurchase program (the “New Program”) under which the Company may repurchase up to $175,000,000 of its Class A common stock currently issued and outstanding. The New Program replaces the 2019 Program.

Under the New Program, the Company may repurchase shares of its common stock through open market and privately negotiated transactions or otherwise. The timing, pricing, and amount of any repurchases under the New Program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Company’s common stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The New Program does not obligate the Company to repurchase any common stock and may be modified, discontinued, or suspended at any time without prior notice. The Company anticipates funding for the New Program to come from available sources of liquidity, including cash on hand and future cash flow. The New Program will terminate on January 31, 2024 (unless terminated sooner).

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company whose principal subsidiary, Simmons Bank, operates 199 financial centers in Arkansas, Missouri, Tennessee, Texas, Oklahoma and Kansas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Simmons Bank was named to Forbes’ list of “World’s Best Banks” for the second consecutive year and ranked among the top 30 banks in Forbes’ list of “America’s Best Banks” for 2021. Additional information about Simmons and Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Thursday, January 27, 2022. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 7373369. In addition, the call will be available live or in recorded version on the Company’s website at simmonsbank.com for at least 60 days.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from income available to common shareholders, non-interest income, and non-interest expense certain income and expenses related to significant non-core activities, including merger-related expenses, gain on sale of branches, early retirement program expenses and net branch right-sizing expenses. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s core businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quotes, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, branch closures and branch sales, the adequacy of the allowance for credit losses, the ability of the Company to manage the impacts of the COVID-19 pandemic, and the impacts of the Company’s and its customers’ participation in the PPP. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons’ common stock specifically, and information technology affecting the financial industry; the effect of steps the Company takes and has taken in response to the COVID-19 pandemic; the severity and duration of the pandemic, including the effectiveness of “booster” vaccination efforts and developments with respect to COVID-19 variants; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; unemployment; claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to the COVID-19 pandemic; changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL); the ability to obtain regulatory approvals and meet other closing conditions to the proposed merger of Spirit of Texas Bancshares, Inc. (“Spirit”) with and into the Company (“Proposed Transaction”); delay in closing the Proposed Transaction; difficulties and delays in integrating the acquired business or fully realizing cost savings and other benefits of the Proposed Transaction; the Company’s ability to manage and successfully integrate its mergers and acquisitions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2020, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”), all of which are available from the SEC.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Proposed Transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the Proposed Transaction, the Company has filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of Company common stock that will be issued to Spirit shareholders in the Proposed Transaction. The Registration Statement includes a proxy statement of Spirit and a prospectus of the Company (the “Proxy Statement/Prospectus”), and the Company and/or Spirit may file with the SEC other relevant documents concerning the Proposed Transaction. The definitive Proxy Statement/Prospectus is being mailed to shareholders of Spirit. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY AND/OR SPIRIT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Free copies of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Spirit, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed by the Company or Spirit. You will also be able to obtain these documents, when they are filed, free of charge, from the Company at simmonsbank.com under the heading “Investor Relations” or from Spirit at www.sotb.com under the “Investor Relations” link. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to the Company at Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansas 71601, Attention: Ed Bilek, Director of Investor Relations, Email: ed.bilek@simmonsbank.com or ir@simmonsbank.com, Telephone: (870) 541-1000; or by directing a request to Spirit at Spirit of Texas Bancshares, Inc., 1836 Spirit of Texas Way, Conroe, Texas 77301, Attention: Corporate Secretary, Email: jgoleman@sotb.com, Telephone: (936) 521-1836.

Participants in the Solicitation

The Company, Spirit, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Spirit in connection with the Proposed Transaction. Information about the Company’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 15, 2021. Information about Spirit’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 9, 2021. Information regarding all of the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus regarding the Proposed Transaction and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

####

FOR MORE INFORMATION CONTACT:

Ed Bilek

EVP, Director of Investor Relations

Simmons First National Corporation

ed.bilek@simmonsbank.com

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$209,190	$225,500	$215,381	$227,713	$217,499
Interest bearing balances due from banks and federal funds sold	1,441,463	1,555,913	2,123,743	3,677,750	3,254,653
Cash and cash equivalents	1,650,653	1,781,413	2,339,124	3,905,463	3,472,152
Interest bearing balances due from banks - time	1,882	1,780	1,335	1,334	1,579
Investment securities - held-to-maturity	1,529,221	1,516,797	931,352	609,500	333,031
Investment securities - available-for-sale	7,113,545	6,822,203	6,556,581	4,528,348	3,473,598
Mortgage loans held for sale	36,356	34,628	36,011	63,655	137,378
Other assets held for sale	100	100	100	100	100
Loans:
Loans	12,012,503	10,825,227	11,386,352	12,195,873	12,900,897
Allowance for credit losses on loans	(205,332)	(202,508)	(227,239)	(235,116)	(238,050)
Net loans	11,807,171	10,622,719	11,159,113	11,960,757	12,662,847
Premises and equipment	483,469	463,924	429,587	427,540	441,692
Premises held for sale	-	-	6,090	13,613	15,008
Foreclosed assets and other real estate owned	6,032	11,759	15,239	11,168	18,393
Interest receivable	72,990	68,405	67,916	71,359	72,597
Bank owned life insurance	445,305	421,762	419,198	257,152	255,630
Goodwill	1,146,007	1,075,305	1,075,305	1,075,305	1,075,305
Other intangible assets	106,235	100,428	103,759	107,091	111,110
Other assets	325,793	304,707	282,449	315,732	289,332
Total assets	$24,724,759	$23,225,930	$23,423,159	$23,348,117	$22,359,752

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$5,325,318	$4,918,845	$4,893,959	$4,884,667	$4,482,091
Interest bearing transaction accounts and savings deposits	11,588,770	10,697,451	10,569,602	10,279,997	9,672,608
Time deposits	2,452,460	2,455,774	2,841,052	3,024,724	2,832,327
Total deposits	19,366,548	18,072,070	18,304,613	18,189,388	16,987,026
Federal funds purchased and securities sold
under agreements to repurchase	185,403	217,276	187,215	323,053	299,111
Other borrowings	1,337,973	1,338,585	1,339,193	1,340,467	1,342,067
Subordinated notes and debentures	384,131	383,278	383,143	383,008	382,874
Other liabilities held for sale	-	-	-	-	154,620
Accrued interest and other liabilities	201,863	184,190	169,629	181,426	217,398
Total liabilities	21,475,918	20,195,399	20,383,793	20,417,342	19,383,096

Stockholders' equity:
Preferred stock	-	767	767	767	767
Common stock	1,127	1,066	1,084	1,083	1,081
Surplus	2,164,989	1,974,561	2,021,128	2,017,188	2,014,076
Undivided profits	1,093,270	1,065,566	1,004,314	948,913	901,006
Accumulated other comprehensive (loss) income:
Unrealized (depreciation) appreciation on AFS securities	(10,545)	(11,429)	12,073	(37,176)	59,726
Total stockholders' equity	3,248,841	3,030,531	3,039,366	2,930,775	2,976,656
Total liabilities and stockholders' equity	$24,724,759	$23,225,930	$23,423,159	$23,348,117	$22,359,752

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$137,564	$132,216	$138,804	$146,424	$160,115
Interest bearing balances due from banks and federal funds sold	583	763	651	798	716
Investment securities	32,275	30,717	27,128	21,573	17,207
Mortgage loans held for sale	310	230	386	639	1,070
TOTAL INTEREST INCOME	170,732	163,926	166,969	169,434	179,108
INTEREST EXPENSE
Time deposits	3,705	4,747	6,061	7,091	7,835
Other deposits	4,390	4,369	4,721	6,088	6,536
Federal funds purchased and securities
sold under agreements to repurchase	72	70	192	245	284
Other borrowings	4,903	4,893	4,897	4,802	4,869
Subordinated notes and debentures	4,581	4,610	4,565	4,527	4,624
TOTAL INTEREST EXPENSE	17,651	18,689	20,436	22,753	24,148
NET INTEREST INCOME	153,081	145,237	146,533	146,681	154,960
Provision for credit losses	(1,308)	(19,890)	(12,951)	1,445	6,943
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	154,389	165,127	159,484	145,236	148,017
NON-INTEREST INCOME
Wealth management fees	8,042	7,877	7,892	7,361	7,233
Service charges on deposit accounts	11,909	11,557	10,050	9,715	10,799
Other service charges and fees	1,762	1,964	2,048	1,922	1,783
Mortgage lending income	5,043	5,818	4,490	6,447	2,993
Debit and credit card fees	7,460	7,102	7,073	6,610	6,415
Bank owned life insurance income	2,768	2,573	2,038	1,523	1,481
(Loss) gain on sale of securities, net	(348)	5,248	5,127	5,471	16
Other income	9,965	6,411	8,397	10,500	11,041
TOTAL NON-INTEREST INCOME	46,601	48,550	47,115	49,549	41,761
NON-INTEREST EXPENSE
Salaries and employee benefits	63,832	61,902	60,261	60,340	55,762
Occupancy expense, net	11,033	9,361	9,103	9,300	9,182
Furniture and equipment expense	4,721	4,895	4,859	5,415	5,940
Other real estate and foreclosure expense	576	339	863	343	551
Deposit insurance	2,108	1,870	1,687	1,308	1,627
Merger-related costs	13,591	1,401	686	233	731
Other operating expenses	45,736	34,565	37,198	36,063	52,047
TOTAL NON-INTEREST EXPENSE	141,597	114,333	114,657	113,002	125,840
NET INCOME BEFORE INCOME TAXES	59,393	99,344	91,942	81,783	63,938
Provision for income taxes	11,155	18,770	17,018	14,363	10,970
NET INCOME	48,238	80,574	74,924	67,420	52,968
Preferred stock dividends	8	13	13	13	13
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$48,230	$80,561	$74,911	$67,407	$52,955
BASIC EARNINGS PER SHARE	$0.42	$0.75	$0.69	$0.62	$0.49
DILUTED EARNINGS PER SHARE	$0.42	$0.74	$0.69	$0.62	$0.49

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
Tier 1 capital
Stockholders' equity	$3,248,841	$3,030,531	$3,039,366	$2,930,775	$2,976,656
CECL transition provision (1)	114,458	122,787	128,933	131,637	131,430
Disallowed intangible assets, net of deferred tax	(1,226,686)	(1,152,688)	(1,156,203)	(1,159,720)	(1,163,797)
Unrealized loss (gain) on AFS securities	10,545	11,429	(12,073)	37,176	(59,726)
Total Tier 1 capital	2,147,158	2,012,059	2,000,023	1,939,868	1,884,563

Tier 2 capital
Trust preferred securities and subordinated debt	384,131	383,278	383,143	383,008	382,874
Qualifying allowance for loan losses and
reserve for unfunded commitments	71,853	60,700	79,138	87,251	89,546
Total Tier 2 capital	455,984	443,978	462,281	470,259	472,420
Total risk-based capital	$2,603,142	$2,456,037	$2,462,304	$2,410,127	$2,356,983

Risk weighted assets	$15,538,967	$14,098,320	$14,076,975	$13,771,244	$14,048,608

Adjusted average assets for leverage ratio	$23,647,901	$22,189,921	$22,244,118	$21,668,406	$20,765,127

Ratios at end of quarter
Equity to assets	13.14%	13.05%	12.98%	12.55%	13.31%
Tangible common equity to tangible assets (2)	8.51%	8.41%	8.36%	7.88%	8.45%
Common equity Tier 1 ratio (CET1)	13.82%	14.27%	14.20%	14.08%	13.41%
Tier 1 leverage ratio	9.08%	9.07%	8.99%	8.95%	9.08%
Tier 1 risk-based capital ratio	13.82%	14.27%	14.21%	14.09%	13.41%
Total risk-based capital ratio	16.75%	17.42%	17.49%	17.50%	16.78%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$232,609	$232,549	$77,396	$77,396	$-
Mortgage-backed securities	70,342	57,930	60,649	47,988	22,354
State and political subdivisions	1,209,051	1,209,091	793,307	484,116	310,109
Other securities	17,219	17,227	-	-	568
Total held-to-maturity (net of credit losses)	1,529,221	1,516,797	931,352	609,500	333,031
Available-for-Sale
U.S. Treasury	$300	$300	$600	$600	$-
U.S. Government agencies	364,641	354,382	554,937	487,679	477,237
Mortgage-backed securities	4,448,616	4,421,620	3,987,209	2,133,086	1,394,936
State and political subdivisions	1,819,658	1,575,208	1,557,497	1,571,910	1,470,723
Other securities	480,330	470,693	456,338	335,073	130,702
Total available-for-sale (net of credit losses)	7,113,545	6,822,203	6,556,581	4,528,348	3,473,598
Total investment securities (net of credit losses)	$8,642,766	$8,339,000	$7,487,933	$5,137,848	$3,806,629
Fair value - HTM investment securities	$1,517,378	$1,487,916	$935,596	$597,694	$341,925

Investment Securities - QTD Average
Taxable securities	$5,790,429	$5,475,932	$4,265,545	$2,471,291	$1,757,234
Tax exempt securities	2,787,301	2,496,958	2,157,076	1,919,919	1,528,127
Total investment securities - QTD average	$8,577,730	$7,972,890	$6,422,621	$4,391,210	$3,285,361

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
Loan Portfolio - End of Period
Consumer
Credit cards	$187,052	$175,884	$177,634	$175,458	$188,845
Other consumer	168,318	182,492	181,712	172,965	202,379
Total consumer	355,370	358,376	359,346	348,423	391,224
Real Estate
Construction	1,327,210	1,229,740	1,428,165	1,451,841	1,596,255
Single-family residential	2,101,136	1,540,701	1,608,028	1,730,056	1,880,673
Other commercial real estate	5,738,904	5,308,902	5,332,655	5,638,010	5,746,863
Total real estate	9,167,250	8,079,343	8,368,848	8,819,907	9,223,791
Commercial
Commercial	1,992,043	1,821,905	2,074,729	2,444,700	2,574,386
Agricultural	168,717	216,735	193,462	155,921	175,905
Total commercial	2,160,760	2,038,640	2,268,191	2,600,621	2,750,291
Other	329,123	348,868	389,967	426,922	535,591
Total loans	$12,012,503	$10,825,227	$11,386,352	$12,195,873	$12,900,897

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance, after adoption of ASC 326	$202,508	$227,239	$235,116	$238,050	$248,251

Day 1 PCD allowance from acquisitions
Landmark (10/08/2021)	2,359
Triumph (10/08/2021)	11,092
Total Day 1 PCD allowance	13,451

Loans charged off
Credit cards	865	711	1,046	1,003	787
Other consumer	477	463	411	702	960
Real estate	2,624	5,941	439	1,687	10,415
Commercial	8,513	932	309	859	8,199
Total loans charged off	12,479	8,047	2,205	4,251	20,361

Recoveries of loans previously charged off
Credit cards	247	267	244	290	241
Other consumer	267	408	425	304	355
Real estate	916	2,068	1,523	403	431
Commercial	1,730	463	2,147	320	1,835
Total recoveries	3,160	3,206	4,339	1,317	2,862
Net loans charged off	9,319	4,841	(2,134)	2,934	17,499
Provision for credit losses on loans	(1,308)	(19,890)	(10,011)	-	7,298
Balance, end of quarter	$205,332	$202,508	$227,239	$235,116	$238,050

Non-performing assets
Non-performing loans
Nonaccrual loans	$68,204	$59,054	$80,282	$114,856	$122,879
Loans past due 90 days or more	349	334	653	635	578
Total non-performing loans	68,553	59,388	80,935	115,491	123,457
Other non-performing assets
Foreclosed assets and other real estate owned	6,032	11,759	15,239	11,168	18,393
Other non-performing assets	1,667	1,724	1,062	1,229	2,016
Total other non-performing assets	7,699	13,483	16,301	12,397	20,409
Total non-performing assets	$76,252	$72,871	$97,236	$127,888	$143,866
Performing TDRs (troubled debt restructurings)	$4,289	$4,251	$4,436	$3,805	$3,138

Ratios
Allowance for credit losses on loans to total loans	1.71%	1.87%	2.00%	1.93%	1.85%
Allowance for credit losses to non-performing loans	300%	341%	281%	204%	193%
Non-performing loans to total loans	0.57%	0.55%	0.71%	0.95%	0.96%
Non-performing assets (including performing TDRs)
to total assets	0.33%	0.33%	0.43%	0.56%	0.66%
Non-performing assets to total assets	0.31%	0.31%	0.42%	0.55%	0.64%
Annualized net charge offs to total loans	0.31%	0.17%	-0.07%	0.10%	0.52%
Annualized net credit card charge offs to
total credit card loans	1.29%	0.96%	1.78%	1.58%	1.15%

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Dec 2021			Three Months Ended Sep 2021			Three Months Ended Dec 2020
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$1,484,752	$583	0.16%	$1,866,530	$763	0.16%	$2,651,938	$716	0.11%
Investment securities - taxable	5,790,429	17,186	1.18%	5,475,932	17,076	1.24%	1,757,234	7,720	1.75%
Investment securities - non-taxable (FTE)	2,787,301	20,470	2.91%	2,496,958	18,399	2.92%	1,528,127	12,778	3.33%
Mortgage loans held for sale	42,866	310	2.87%	32,134	230	2.84%	179,275	1,070	2.37%
Loans - including fees (FTE)	11,924,444	137,762	4.58%	11,030,438	132,399	4.76%	13,457,077	160,306	4.74%
Total interest earning assets (FTE)	22,029,792	176,311	3.18%	20,901,992	168,867	3.21%	19,573,651	182,590	3.71%
Non-earning assets	2,668,230			2,353,549			2,278,443
Total assets	$24,698,022			$23,255,541			$21,852,094

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$11,413,325	$4,390	0.15%	$10,629,142	$4,369	0.16%	$9,389,570	$6,536	0.28%
Time deposits	2,607,011	3,705	0.56%	2,645,896	4,747	0.71%	2,823,166	7,835	1.10%
Total interest bearing deposits	14,020,336	8,095	0.23%	13,275,038	9,116	0.27%	12,212,736	14,371	0.47%
Federal funds purchased and securities
sold under agreement to repurchase	223,008	72	0.13%	219,604	70	0.13%	340,333	284	0.33%
Other borrowings	1,340,825	4,903	1.45%	1,338,866	4,893	1.45%	1,342,403	4,869	1.44%
Subordinated notes and debentures	383,489	4,581	4.74%	383,213	4,610	4.77%	382,808	4,624	4.81%
Total interest bearing liabilities	15,967,658	17,651	0.44%	15,216,721	18,689	0.49%	14,278,280	24,148	0.67%
Non-interest bearing liabilities:
Non-interest bearing deposits	5,288,933			4,803,171			4,413,168
Other liabilities	179,362			167,677			204,014
Total liabilities	21,435,953			20,187,569			18,895,462
Stockholders' equity	3,262,069			3,067,972			2,956,632
Total liabilities and stockholders' equity	$24,698,022			$23,255,541			$21,852,094
Net interest income (FTE)		$158,660			$150,178			$158,442
Net interest spread (FTE)			2.74%			2.72%			3.04%
Net interest margin (FTE) - quarter-to-date			2.86%			2.85%			3.22%

Net interest margin (FTE) - year-to-date			2.89%			2.91%			3.38%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$48,230	$80,561	$74,911	$67,407	$52,955
Diluted earnings per share	0.42	0.74	0.69	0.62	0.49
Return on average assets	0.77%	1.37%	1.29%	1.20%	0.96%
Return on average common equity	5.87%	10.42%	10.08%	9.20%	7.13%
Return on tangible common equity	9.98%	17.43%	17.25%	15.85%	12.48%
Net interest margin (FTE)	2.86%	2.85%	2.89%	2.99%	3.22%
FTE adjustment	5,579	4,941	4,548	4,163	3,482
Average diluted shares outstanding	114,491,119	108,359,890	108,822,175	108,655,293	108,888,264
Shares repurchased under plan	2,625,348	1,806,205	-	130,916	1,034,364
Average price of shares repurchased	29.69	28.48	-	23.53	19.36
Cash dividends declared per common share	0.18	0.18	0.18	0.18	0.17
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$59,486	$79,350	$75,435	$63,995	$61,977
Core diluted earnings per share (1)	0.52	0.73	0.69	0.59	0.57
Accretable yield on acquired loans	5,758	4,122	5,619	6,630	8,999
Efficiency ratio (1)	59.48%	58.10%	56.75%	57.25%	54.75%
Core return on average assets (1)	0.96%	1.35%	1.30%	1.14%	1.13%
Core return on average common equity (1)	7.24%	10.26%	10.15%	8.73%	8.34%
Core return on tangible common equity (1)	12.19%	17.18%	17.36%	15.08%	14.51%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$271,109	$222,879	$142,318	$67,407	$254,852
Diluted earnings per share	2.46	2.05	1.31	0.62	2.31
Return on average assets	1.15%	1.29%	1.25%	1.20%	1.18%
Return on average common equity	8.83%	9.91%	9.64%	9.20%	8.72%
Return on tangible common equity	14.99%	16.86%	16.56%	15.85%	15.25%
Net interest margin (FTE)	2.89%	2.91%	2.94%	2.99%	3.38%
FTE adjustment	19,231	13,652	8,711	4,163	11,001
Average diluted shares outstanding	110,198,094	108,667,928	108,746,439	108,655,293	110,173,661
Cash dividends declared per common share	0.72	0.54	0.36	0.18	0.68
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$278,266	$218,780	$139,430	$63,995	$264,300
Core diluted earnings per share (1)	2.53	2.01	1.28	0.59	2.40
Accretable yield on acquired loans	22,129	16,371	12,249	6,630	41,507
Efficiency ratio (1)	57.92%	57.37%	57.00%	57.25%	54.18%
Core return on average assets (1)	1.18%	1.27%	1.22%	1.14%	1.22%
Core return on average common equity (1)	9.06%	9.73%	9.45%	8.73%	9.05%
Core return on tangible common equity (1)	15.38%	16.56%	16.23%	15.08%	15.79%
END OF PERIOD
Book value per share	$28.82	$28.42	$28.03	$27.04	$27.53
Tangible book value per share	17.71	17.39	17.16	16.13	16.56
Shares outstanding	112,715,444	106,603,231	108,386,669	108,345,732	108,077,662
Full-time equivalent employees	2,877	2,740	2,783	2,817	2,827
Total number of financial centers	199	185	198	198	204

 (1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$48,230	$80,561	$74,911	$67,407	$52,955
Non-core items
Gain on sale of branches	-	-	(16)	(5,300)	(275)
Merger-related costs	13,591	1,401	686	233	731
Early retirement program	-	-	-	-	62
Branch right-sizing (net)	1,648	(3,041)	39	448	11,696
Tax effect (1)	(3,983)	429	(185)	1,207	(3,192)
Net non-core items	11,256	(1,211)	524	(3,412)	9,022
Core earnings (non-GAAP)	$59,486	$79,350	$75,435	$63,995	$61,977

Diluted earnings per share	$0.42	$0.74	$0.69	$0.62	$0.49
Non-core items
Gain on sale of branches	-	-	-	(0.05)	-
Merger-related costs	0.12	0.01	0.01	-	-
Early retirement program	-	-	-	-	-
Branch right-sizing (net)	0.01	(0.03)	-	0.01	0.11
Tax effect (1)	(0.03)	0.01	(0.01)	0.01	(0.03)
Net non-core items	0.10	(0.01)	-	(0.03)	0.08
Core diluted earnings per share (non-GAAP)	$0.52	$0.73	$0.69	$0.59	$0.57

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Other income	$9,965	$6,411	$8,397	$10,500	$11,041
Non-core items (1)	(2)	239	(445)	(5,477)	(275)
Core other income (non-GAAP)	$9,963	$6,650	$7,952	$5,023	$10,766

Non-interest expense	$141,597	$114,333	$114,657	$113,002	$125,840
Non-core items (1)	(15,241)	1,879	(1,154)	(858)	(12,489)
Core non-interest expense (non-GAAP)	$126,356	$116,212	$113,503	$112,144	$113,351

Salaries and employee benefits	$63,832	$61,902	$60,261	$60,340	$55,762
Non-core items (1)	-	(66)	-	-	(144)
Core salaries and employee benefits (non-GAAP)	$63,832	$61,836	$60,261	$60,340	$55,618

Merger related costs	$13,591	$1,401	$686	$233	$731
Non-core items (1)	(13,591)	(1,401)	(686)	(233)	(731)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$45,736	$34,565	$37,198	$36,063	$52,047
Non-core items (1)	96	3,759	(89)	(208)	(10,270)
Core other operating expenses (non-GAAP)	$45,832	$38,324	$37,109	$35,855	$41,777

 (1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands, except per share data)
YEAR-TO-DATE
Net Income	$271,109	$222,879	$142,318	$67,407	$254,852
Non-core items
Gain on sale of branches	(5,316)	(5,316)	(5,316)	(5,300)	(8,368)
Merger-related costs	15,911	2,320	919	233	4,531
Early retirement program	-	-	-	-	2,901
Branch right-sizing (net)	(906)	(2,554)	487	448	13,727
Tax effect (1)	(2,532)	1,451	1,022	1,207	(3,343)
Net non-core items	7,157	(4,099)	(2,888)	(3,412)	9,448
Core earnings (non-GAAP)	$278,266	$218,780	$139,430	$63,995	$264,300

Diluted earnings per share	$2.46	$2.05	$1.31	$0.62	$2.31
Non-core items
Gain on sale of branches	(0.05)	(0.05)	(0.05)	(0.05)	(0.07)
Merger-related costs	0.15	0.02	0.01	-	0.04
Early retirement program	-	-	-	-	0.03
Branch right-sizing (net)	(0.01)	(0.02)	-	0.01	0.12
Tax effect (1)	(0.02)	0.01	0.01	0.01	(0.03)
Net non-core items	0.07	(0.04)	(0.03)	(0.03)	0.09
Core diluted earnings per share (non-GAAP)	$2.53	$2.01	$1.28	$0.59	$2.40

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Other income	$35,273	$25,308	$18,897	$10,500	$39,876
Non-core items (1)	(5,685)	(5,683)	(5,922)	(5,477)	(8,738)
Core other income (non-GAAP)	$29,588	$19,625	$12,975	$5,023	$31,138

Non-interest expense	$483,589	$341,992	$227,659	$113,002	$484,736
Non-core items (1)	(15,374)	(133)	(2,012)	(858)	(21,529)
Core non-interest expense (non-GAAP)	$468,215	$341,859	$225,647	$112,144	$463,207

Salaries and employee benefits	$246,335	$182,503	$120,601	$60,340	$242,474
Non-core items (1)	(66)	(66)	-	-	(3,085)
Core salaries and employee benefits (non-GAAP)	$246,269	$182,437	$120,601	$60,340	$239,389

Merger related costs	$15,911	$2,320	$919	$233	$4,531
Non-core items (1)	(15,911)	(2,320)	(919)	(233)	(4,531)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$153,562	$107,826	$73,261	$36,063	$165,201
Non-core items (1)	3,558	3,462	(297)	(208)	(12,155)
Core other operating expenses (non-GAAP)	$157,120	$111,288	$72,964	$35,855	$153,046

 (1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$3,248,841	$3,029,764	$3,038,599	$2,930,008	$2,975,889
Intangible assets:
Goodwill	(1,146,007)	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(106,235)	(100,428)	(103,759)	(107,091)	(111,110)
Total intangibles	(1,252,242)	(1,175,733)	(1,179,064)	(1,182,396)	(1,186,415)
Tangible common stockholders' equity	$1,996,599	$1,854,031	$1,859,535	$1,747,612	$1,789,474

Total assets	$24,724,759	$23,225,930	$23,423,159	$23,348,117	$22,359,752
Intangible assets:
Goodwill	(1,146,007)	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(106,235)	(100,428)	(103,759)	(107,091)	(111,110)
Total intangibles	(1,252,242)	(1,175,733)	(1,179,064)	(1,182,396)	(1,186,415)
Tangible assets	$23,472,517	$22,050,197	$22,244,095	$22,165,721	$21,173,337

Paycheck protection program ("PPP") loans	(116,659)	(212,087)	(441,353)	(797,629)	(904,673)
Total assets excluding PPP loans	$24,608,100	$23,013,843	$22,981,806	$22,550,488	$21,455,079
Tangible assets excluding PPP loans	$23,355,858	$21,838,110	$21,802,742	$21,368,092	$20,268,664

Ratio of common equity to assets	13.14%	13.04%	12.97%	12.55%	13.31%
Ratio of common equity to assets excluding PPP loans	13.20%	13.16%	13.22%	12.99%	13.87%
Ratio of tangible common equity to tangible assets	8.51%	8.41%	8.36%	7.88%	8.45%
Ratio of tangible common equity to tangible assets excluding PPP loans	8.55%	8.49%	8.53%	8.18%	8.83%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$3,248,841	$3,029,764	$3,038,599	$2,930,008	$2,975,889
Intangible assets:
Goodwill	(1,146,007)	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(106,235)	(100,428)	(103,759)	(107,091)	(111,110)
Total intangibles	(1,252,242)	(1,175,733)	(1,179,064)	(1,182,396)	(1,186,415)
Tangible common stockholders' equity	$1,996,599	$1,854,031	$1,859,535	$1,747,612	$1,789,474
Shares of common stock outstanding	112,715,444	106,603,231	108,386,669	108,345,732	108,077,662
Book value per common share	$28.82	$28.42	$28.03	$27.04	$27.53
Tangible book value per common share	$17.71	$17.39	$17.16	$16.13	$16.56

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$48,230	$80,561	$74,911	$67,407	$52,955
Net non-core items, net of taxes, adjustment	11,256	(1,211)	524	(3,412)	9,022
Core earnings	$59,486	$79,350	$75,435	$63,995	$61,977

Average total assets	$24,698,022	$23,255,541	$23,257,921	$22,738,821	$21,852,094

Return on average assets	0.77%	1.37%	1.29%	1.20%	0.96%
Core return on average assets	0.96%	1.35%	1.30%	1.14%	1.13%

Calculation of Return on Tangible Common Equity

Net income	$48,230	$80,561	$74,911	$67,407	$52,955
Amortization of intangibles, net of taxes	2,575	2,460	2,462	2,470	2,475
Total income available to common stockholders	$50,805	$83,021	$77,373	$69,877	$55,430

Net non-core items, net of taxes	11,256	(1,211)	524	(3,412)	9,022
Core earnings	59,486	79,350	75,435	63,995	61,977
Amortization of intangibles, net of taxes	2,575	2,460	2,462	2,470	2,475
Total core income available to common stockholders	$62,061	$81,810	$77,897	$66,465	$64,452

Average common stockholders' equity	$3,261,627	$3,067,205	$2,980,609	$2,972,689	$2,955,865
Average intangible assets:
Goodwill	(1,137,441)	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangibles	(105,155)	(102,576)	(105,785)	(109,850)	(113,098)
Total average intangibles	(1,242,596)	(1,177,881)	(1,181,090)	(1,185,155)	(1,188,403)
Average tangible common stockholders' equity	$2,019,031	$1,889,324	$1,799,519	$1,787,534	$1,767,462

Return on average common equity	5.87%	10.42%	10.08%	9.20%	7.13%
Return on tangible common equity	9.98%	17.43%	17.25%	15.85%	12.48%
Core return on average common equity	7.24%	10.26%	10.15%	8.73%	8.34%
Core return on tangible common equity	12.19%	17.18%	17.36%	15.08%	14.51%

Calculation of Efficiency Ratio (1)

Non-interest expense	$141,597	$114,333	$114,657	$113,002	$125,840
Non-core non-interest expense adjustment	(15,241)	1,879	(1,154)	(858)	(12,489)
Other real estate and foreclosure expense adjustment	(576)	(339)	(863)	(343)	(545)
Amortization of intangibles adjustment	(3,486)	(3,331)	(3,333)	(3,344)	(3,351)
Efficiency ratio numerator	$122,294	$112,542	$109,307	$108,457	$109,455

Net-interest income	$153,081	$145,237	$146,533	$146,681	$154,960
Non-interest income	46,601	48,550	47,115	49,549	41,761
Non-core non-interest income adjustment	(2)	239	(445)	(5,477)	(275)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	5,579	4,941	4,548	4,163	3,482
Loss (gain) on sale of securities	348	(5,248)	(5,127)	(5,471)	(16)
Efficiency ratio denominator	$205,607	$193,719	$192,624	$189,445	$199,912

Efficiency ratio (1)	59.48%	58.10%	56.75%	57.25%	54.75%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$48,230	$80,561	$74,911	$67,407	$52,955
Provision for income taxes	11,155	18,770	17,018	14,363	10,970
Provision for credit losses (including provision for unfunded commitments)	(1,308)	(19,890)	(12,951)	1,445	6,943
Loss (gain) on sale of securities	348	(5,248)	(5,127)	(5,471)	(16)
Net pre-tax non-core items	15,239	(1,640)	709	(4,619)	12,214
Adjusted Pre-tax, pre-provision (PTPP) earnings	$73,664	$72,553	$74,560	$73,125	$83,066

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$271,109	$222,879	$142,318	$67,407	$254,852
Net non-core items, net of taxes, adjustment	7,157	(4,099)	(2,888)	(3,412)	9,448
Core earnings	$278,266	$218,780	$139,430	$63,995	$264,300

Average total assets	$23,492,308	$23,085,987	$22,999,805	$22,738,821	$21,590,745

Return on average assets	1.15%	1.29%	1.25%	1.20%	1.18%
Core return on average assets	1.18%	1.27%	1.22%	1.14%	1.22%

Calculation of Return on Tangible Common Equity

Net income	$271,109	$222,879	$142,318	$67,407	$254,852
Amortization of intangibles, net of taxes	9,967	7,392	4,932	2,470	9,968
Total income available to common stockholders	$281,076	$230,271	$147,250	$69,877	$264,820

Net non-core items, net of taxes	7,157	(4,099)	(2,888)	(3,412)	9,448
Core earnings	278,266	218,780	139,430	63,995	264,300
Amortization of intangibles, net of taxes	9,967	7,392	4,932	2,470	9,968
Total core income available to common stockholders	$288,233	$226,172	$144,362	$66,465	$274,268

Average common stockholders' equity	$3,071,313	$3,007,181	$2,976,671	$2,972,689	$2,921,039
Average intangible assets:
Goodwill	(1,090,967)	(1,075,305)	(1,075,305)	(1,075,305)	(1,065,190)
Other intangibles	(105,820)	(106,043)	(107,806)	(109,850)	(118,812)
Total average intangibles	(1,196,787)	(1,181,348)	(1,183,111)	(1,185,155)	(1,184,002)
Average tangible common stockholders' equity	$1,874,526	$1,825,833	$1,793,560	$1,787,534	$1,737,037

Return on average common equity	8.83%	9.91%	9.64%	9.20%	8.72%
Return on tangible common equity	14.99%	16.86%	16.56%	15.85%	15.25%
Core return on average common equity	9.06%	9.73%	9.45%	8.73%	9.05%
Core return on tangible common equity	15.38%	16.56%	16.23%	15.08%	15.79%

Calculation of Efficiency Ratio (1)

Non-interest expense	$483,589	$341,992	$227,659	$113,002	$484,736
Non-core non-interest expense adjustment	(15,374)	(133)	(2,012)	(858)	(21,529)
Other real estate and foreclosure expense adjustment	(2,121)	(1,545)	(1,206)	(343)	(1,706)
Amortization of intangibles adjustment	(13,494)	(10,008)	(6,677)	(3,344)	(13,495)
Efficiency ratio numerator	$452,600	$330,306	$217,764	$108,457	$448,006

Net-interest income	$591,532	$438,451	$293,214	$146,681	$639,734
Non-interest income	191,815	145,214	96,664	49,549	239,769
Non-core non-interest income adjustment	(5,685)	(5,683)	(5,922)	(5,477)	(8,738)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	19,231	13,652	8,711	4,163	11,001
Gain on sale of securities	(15,498)	(15,846)	(10,598)	(5,471)	(54,806)
Efficiency ratio denominator	$781,395	$575,788	$382,069	$189,445	$826,960

Efficiency ratio (1)	57.92%	57.37%	57.00%	57.25%	54.18%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date (continued)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2021	2021	2021	2021	2020
($ in thousands)
Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$271,109	$222,879	$142,318	$67,407	$254,852
Provision for income taxes	61,306	50,151	31,381	14,363	64,890
Provision for credit losses (including provision for unfunded commitments)	(32,704)	(31,396)	(11,506)	1,445	74,973
Gain on sale of securities	(15,498)	(15,846)	(10,598)	(5,471)	(54,806)
Net pre-tax non-core items	9,689	(5,550)	(3,910)	(4,619)	12,791
Adjusted Pre-tax, pre-provision (PTPP) earnings	$293,902	$220,238	$147,685	$73,125	$352,700